AMENDMENT IN RELATION TO
MANAGEMENT FEE PARTICIPATION

This Amendment In Relation to Management Fee Participation (this “Amendment”) is entered into effective as of 12.01 a.m. on August 8, 2007 (the “Effective Date”) by and between Icahn Management LP, a Delaware limited partnership (the “Original Management Company”), Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and, together with the Onshore GP, the “Fund GPs”), and Vincent J. Intrieri residing at 1365 York Avenue, Apartment 21B, New York, NY 10128 (“Employee”).

RECITALS:

The parties hereto executed an Agreement dated as of December 31, 2004, as subsequently amended (the “Agreement”). Except as otherwise provided herein, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Pursuant to a Management Contribution, Assignment and Assumption Agreement dated as of August 8, 2007 between the Original Management Company and Icahn Capital Management LP (the “Assignment”), the Original Management Company assigned, transferred and conveyed to Icahn Capital Management LP, effective as of the Effective Date, all of its right, title and interest in and to the Agreement, and Icahn Capital Management LP assumed and agreed to perform the liabilities and obligations (the “Assumed Obligations”) of the Original Management Company under the Agreement, other than liabilities and obligations arising prior to the Effective Date, including, without limitation, liabilities and obligations with respect to Employee’s Management Fee Participation arising prior to the Effective Date (those liabilities and obligations arising prior to the Effective Date, the “Retained Obligations”).

Pursuant to the Agreement, payment of 100% of Employee’s Management Fee Participation with respect to each of the 2005, 2006 and 2007 calendar years has been deferred to January 30, 2010, subject to earlier payment upon a Terminating Event, as set forth in Section 12 and Schedule A of the Agreement.

The parties hereto desire to enter into this Amendment to amend, effective as of the Effective Date, that portion of the Agreement that was not subject to the Assignment (the “Original Employment Agreement”).

In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Provision of Services. Effective on and following the Effective Date, Employee shall cease to be an employee of the Original Management Company. Effective on and following the Effective Date, Employee shall become an employee of Icahn Capital Management LP pursuant to the Agreement, as assigned pursuant to the Assignment and as amended by the Amendment to the Agreement effective as of the Effective Date between Icahn Capital Management LP, the Fund GPs and Employee.

2.    Management Fee Participation. The parties agree and acknowledge that (i) Employee will continue to retain, subject to the terms of the Agreement, his interest in his Management Fee Participation earned prior to the Effective Date, together with hypothetical gains and losses on his deferred Management Fee Participation as if invested in the Master Fund, Master Fund II and Master Fund III consistent with past practice, including gains and losses accruing after the Effective Date, and the Original Management Company will continue to be responsible for payment thereof; (ii) except as contemplated in clause (i) of this Section 2, Employee will not accrue any further Management Fee Participation on and after the Effective Date with respect to the Original Management Company; (iii) Icahn Capital Management LP shall have no liability with respect to Employee’s Management Fee Participation earned prior to the Effective Date or hypothetical gains or losses thereon; (iv) Icahn Capital Management LP shall be responsible for payment of Employee’s Management Fee Participation earned on and following the Effective Date, together with all hypothetical gains and losses thereon; and (v) the terms of the Original Employment Agreement relating to the calculation, deferral, vesting, withdrawal and nature of, and all of Employee’s rights with respect to, the Management Fee Participation, shall continue to apply, as hereby amended, to the Management Fee Participation earned prior to the Effective Date, and all hypothetical gains and losses thereon.

3.    Vesting. Following the Effective Date, Employee’s right to receive from the Original Management Company any amount or payments in respect of the Management Fee Participation earned prior to the Effective Date, as deferred, shall continue to vest in accordance with Section 11 of the Agreement, taking into account for such purpose Employee’s employment with the Original Management Company and the Icahn Related Entities commencing January 1, 2005 through the Effective Date, and Employee’s employment with Icahn Capital Management LP and the Icahn Related Entities from and after the Effective Date. For the avoidance of doubt, neither the Assignment nor Employee’s ceasing to provide services to the Original Management Company as of the Effective Date shall result in the accelerated vesting of such Management Fee Participation.

4.    Relationship Between Employee and Original Management Company. Effective on and after the Effective Date, the relationship between the Original Management Company and Employee shall be governed exclusively by the Original Employment Agreement, as hereby amended. The Original Management Company shall perform all of the Retained Obligations when due.

5.    Aggregate Rights Undiminished. The parties agree that the Assignment, which resulted in the separation of the Agreement into two elements (the Original Employment Agreement remaining with the Original Management Company and the balance being assumed by Icahn Capital Management LP) shall not, in the aggregate, diminish or expand the rights or obligations of Employee and, in particular, will not diminish or expand his right to receive payments or other economic rights, in the aggregate. The parties agree that in addition to any other obligations they may have, the Original Management Company is responsible for performing all of the Retained Obligations, and Icahn Capital Management LP is responsible for performing all of the Assumed Obligations. The parties agree and acknowledge that the Assignment shall not release the Other Parties from their obligations under the Agreement, as assigned, and the Other Parties will continue to be responsible for their obligations under the Agreement, as assigned, to the extent they are not performed by Icahn Capital Management LP and its Affiliates. In particular, no incremental cost, if any, that may be incurred by Icahn Capital Management LP and that is attributable to the compensation, bonus or expenses of Carl C. Icahn under his employment agreement entered into pursuant to that certain Contribution and Exchange Agreement dated August 8, 2007 by and among CCI Offshore Corp., CCI Onshore Corp., the Original Management Company, Mr. Icahn and American Real Estate Partners, L.P. (“AREP”) (the “Contribution Agreement”), or to the earn-out payable to Mr. Icahn and his Affiliates under the Contribution Agreement, or to any expenses incurred because Icahn Capital Management LP will be owned by AREP and its Affiliates following the Effective Date (that is, dealing with AREP’s accounting and reporting requirements), will diminish any amounts to be accrued or paid to Employee pursuant to the Agreement, as assigned. Attached hereto as Annex A is a schedule showing Employee’s accrued but unpaid Profit Participation, including unpaid amounts with respect to his deferred Management Fee Participation and amounts standing to the credit of the Employee Capital Account in respect of his Incentive Allocation Participation, updated through August 4, 2007. The parties agree that, absent manifest error, Annex A accurately sets forth the Profit Participation of the Employee to the date hereof and methodology for the calculation of the matters set forth therein.

6.    Term. The Original Employment Agreement, as hereby amended, shall continue in full force and effect until the earlier of (i) the date on which Employee’s Management Fee Participation earned prior to the Effective Date, as deferred, shall have been paid in full to Employee, or (ii) the expiration of the Term of the Agreement pursuant to Section 6 of the Agreement, as assigned to Icahn Capital Management LP.

7.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Amendment shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Amendment.

8.    Original Employment Agreement in Force. Except as specifically amended by this Amendment, all terms and provisions of the Original Employment Agreement shall remain and continue in full force and effect with respect to the Management Fee Participation earned prior to the Effective Date, as deferred.

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In WITNESS WHEREOF, undersigned have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ Vincent J. Intrieri
Vincent J. Intrieri

Icahn Management LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title:   Authorized Signatory

Icahn Onshore LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title:   Authorized Signatory

Icahn Offshore LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title:   Authorized Signatory

[Signature page to Amendment to Vincent J. Intrieri
Employment Agreement with Icahn Management LP]